UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 10, 2012

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130		92130
(Address of principal executive offices)		( Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote to Security Holders.

On July 10, 2012, American Assets Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, in which the stockholders voted on proposals as follows:

Proposal No. 1: The election of seven directors, each to serve until the next annual meeting of stockholders in 2013 and until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ernest S. Rady	36,636,422	498,473	—
John W. Chamberlain	36,959,695	175,200	—
Larry E. Finger	36,818,833	316,062	—
Alan D. Gold	36,959,695	175,200	—
Duane A. Nelles	36,814,383	320,512	—
Thomas S. Olinger	36,931,069	203,826	—
Robert S. Sullivan	36,814,383	320,512	—

Proposal No. 2: The ratification of the appointment Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,421,428	82,999	2,907	—

Proposal No. 3: An advisory resolution to approve the Company’s executive compensation for the fiscal year ended December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,628,738	171,559	334,598	372,439

Proposal No. 4: An advisory determination of the frequency of the future advisory votes on the Company’s executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
35,399,985	7,703	1,724,298	2,909	—

Based on these results, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel and Secretary

July 10, 2012